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                                                                     Exhibit 1.2

                                 BY-LAW NO. 5

                      A by-law relating generally to the
                  transaction of the business and affairs of

                    INTERNET LIQUIDATORS INTERNATIONAL INC.


ARTICLE 1.  DEFINITIONS

(1) Definitions - In this by-law and in all other by-laws of the Corporation unless the context otherwise requires:

     (1) "Act" means the Business Corporations Act (Ontario) R.S.O. 1990 c.B. 17, as from time to time amended, and a reference to a particular provision or part of the Act shall be deemed to be a reference to such provision or part as the same may thereafter from time to time be amended or supplemented;

     (2)  "Board" means the board of directors of the Corporation; and

     (3)  "Corporation" means Internet Liquidators International Inc.

(2) Expressions Defined in Act - Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

(3) Interpretation - Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trust and unincorporated organizations.


ARTICLE 2.  BOARD NUMBER

     Where the Articles of the Corporation provide for a minimum and maximum number of directors, the number of directors and the number to be elected at the annual meeting shall be the number fixed by special resolution of the shareholders or by resolution of the directors from time to time.


ARTICLE 3.  BUSINESS OF THE CORPORATION
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(1)  Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Mississauga in the Province of Ontario and at such location therein as the Board may from time to time determine.

(2) Financial Year - Until changed by the Board, the financial year of the Corporation shall end on the 30th day of November in each year.

ARTICLE 4.  MEETINGS OF SHAREHOLDERS

(1) Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to section 4(c), at such place as the Board, the Chairman of the Board or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

(2) Special Meetings - The Board, the Chairman of the Board or the President shall have power to call a special meeting of shareholders at any time.

(3) Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or at such other place in or outside Ontario as the directors determine.

(4) Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 6(a) not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholders to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

(5)  List of Shareholders Entitled to Notice - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 4(f), the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the
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     Corporation or at the place where the securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

(6) Record Date for Notice - The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 35 days, as a record date for the determination of the shareholders entitled to notice of the meeting. If a record date is fixed, unless notice thereof is waived in writing by every holder of a share of the class or series affected whose name is set out in the share register at the close of business on the day the directors fix the record date, notice thereof shall, not less than seven days before the date so fixed, be given in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or if no notice is given, the day on which the meeting is held.

(7) Meetings Without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

     (1) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

     (2) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

     (8) Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, President or a Vice-President who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their members to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.
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     (9)  Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

     (10) Quorum - A quorum for the transaction of business at any meeting of shareholders shall be the lesser of the number of shareholders or two persons present in person, each being a shareholder or representative duly authorized in accordance with the Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled (and together holding or representing by proxy not less than 20% of the outstanding shares of the Corporation entitled to vote at the meeting). If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

     (11) Right to Vote - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 4(e), every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name, except:

         (1) where the Corporation has fixed a record date in respect of such meeting pursuant to section 4(f), to the extent that any such person has transferred any of his shares after such record date and the transferee either produces properly endorsed share certificates or otherwise established that he owns such shares and demands, on or before the commencement of the meeting, that his name be included in the list before the meeting; or

        (2) where the Corporation has not fixed a record date in respect of such meeting pursuant to section 4(f), to the extent that any such person has transferred any of his shares after the date on which the list referred to in section 4(e) is prepared and the transferee, either produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands, on or before the commencement of the meeting, that his name be included in the list before the meeting, in either of which cases the transferee is entitled to vote his shares at the meeting.

     In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting whose name appears in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

(12) Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to
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     attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

(13) Time for Deposit of Proxies - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

(14) Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

(15) Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

(16) Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

(17) Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.
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(18) Adjournment - If a quorum is not present at or within 15 minutes from the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

(19) Resolution in Writing - Subject to the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it has been passed at a meeting of the shareholders.

(20) Only One Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.


ARTICLE 5.  MEETINGS OF DIRECTORS

(1) First Meeting - Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held (provided that they shall constitute a quorum) without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

(2) Notice - Subject to the foregoing and to the provisions of any resolution of the Board, meetings of the Board may be called at any time by the Chairman of the Board, the President or any two directors and notice of the time and place for holding any meeting of the Board shall be given at least forty-eight hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or such other place as the Board may determine in or outside Ontario.

(3) Abbreviated Notice - In any case when it is considered by the Chairman of the Board or the President in his discretion to be a matter of urgency that a directors' meeting be convened, he may give notice of a meeting of directors by telegraph or telephone not less than one hour before such meeting is to be held and such notice shall be adequate for the meeting so convened.

(4) Quorum - The quorum for the transaction of business of any meeting of the Board shall be a majority of the number of directors or minimum number of directors, as the case may be.

(5) Chairman - The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is
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     present at the meeting: Chairman of the Board, President or Vice-President.
     If all such officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting may vote as a director.

(6) Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

ARTICLE 6.  NOTICES

(1) Method of Giving Notice - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

(2) Notice to Joint Shareholder - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

(3) Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of sending the notice shall be included and the date of the meeting or other event shall both be excluded.

(4)  Undelivered Notices - If any notice given to a shareholder pursuant to section 4(a) is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

(5) Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof
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     shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

(6) Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

(7) Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive the sending of any notice or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board which may be given in any manner.

ARTICLE 7.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

     (a) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and

          (1) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

ARTICLE 8.  EFFECTIVE DATE

     This by-law shall come into force and effect when enacted by the Board, subject to the Act, whereupon this by-law shall repeal and replace By-law Number 1 of the Corporation, without prejudice to any action previously taken pursuant to such by-law.
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     Enacted by the Board the 16th day of September , 1996.


                                 -------------------------------------
                                 Secretary